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                                                                  Exhibit (n)(1)



                              FIRSTAR FUNDS, INC.
                                (the "Company")

                             AMENDED AND RESTATED
                 PLAN PURSUANT TO RULE 18f-3 FOR OPERATION OF
                             A MULTI-SERIES SYSTEM
                             ---------------------


                                I. INTRODUCTION
                                ---------------


          On February 23, 1995, the Securities and Exchange Commission (the "Commission") promulgated Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), which permits the creation and operation of a multi-class distribution structure (or in the case of the Company, a multi-series distribution structure) without the need to obtain an exemptive order under Section 18 of the 1940 Act. Rule 18f-3, which became effective on April 3, 1995, requires an investment company to file with the Commission a written plan specifying all of the differences among the classes, including the various services offered to shareholders, the different distribution arrangements for each class, the methods for allocating expenses relating to those differences, and any conversion features or exchange privileges. Initially, the Company operated a multi-series distribution structure pursuant to an exemptive order granted by the Commission on December 6, 1994. On March 17, 1995, however, the Board of Directors authorized the Company to operate its multi-series distribution structure in compliance with Rule 18f-3. The Company's Board approved and the Company filed with the Commission a Plan pursuant to Rule 18f-3 for operation of a multi-series system. The Plan became effective on April 3, 1995. The Board of Directors of the Company approved the extension of the Plan to certain new portfolios on June 16, 1995 and September 15, 1995, and the adoption of an Amended and Restated Plan pursuant to Rule 18f-3 for operation of a multi-series system on June 13, 1997. The Board of Directors of the Company approved an amendment and restatement of the Plan on December 18, 1998, to reflect the creation of the Series B shares, which became effective on March 1, 1999. An Amended and Restated Plan pursuant to Rule 18f-3 for operation of a multi-series system, reflecting a revision to provisions reciting those eligible to purchase Series A or Institutional shares, was approved by the Board of Directors of the Company on December 18, 1998, and became effective on June 18, 1999. The Plan was further amended and restated on September 23, 1999 to reflect the extension of the Series A Non-12b-1 Plan to the Institutional Money Market Fund. The Board of Directors of the Company approved an amendment and restatement of the Plan on June 16, 2000, to reflect the creation of Series Y Shares, which became effective on June 16, 2000, and supersedes these prior plans.
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                           II. ATTRIBUTES OF SERIES
                           ------------------------

A.   Generally
     ---------

          The Company shall offer four series of shares: Institutional, Series Y, Series A, and Series B. In general, shares of each series shall be identical except for different expense variables (which will result in different returns for each series), certain related rights and certain shareholder services. More particularly, the four series of shares of an investment portfolio (a "Fund") of the Company shall represent interests in the same portfolio of investments of the particular Fund, and shall be identical in all respects, except for: (a) the impact of (i) expenses assessed to a series pursuant to a Services Plan applicable to the Institutional shares of the U.S. Treasury Money Market Fund, U.S. Government Money Market Fund, Tax-Exempt Money Market Fund and Ohio Tax-Exempt Money Market Fund (the "Money Market Funds") (the "Institutional Plan"), pursuant to a Distribution and Services Plan and a Services Plan applicable to the Series A Shares of the Money Market Funds, pursuant to a Services Plan applicable to the Y shares (the "Y Plan"), pursuant to a Distribution and Services Plan and a Services Plan applicable to the Series A shares of the Short-Term Bond Market Fund (to be renamed Short-Term Bond Fund), Intermediate Bond Market Fund (to be renamed Intermediate Bond Fund), Bond IMMDEX(TM) Fund, Aggregate Bond Fund, National Municipal Bond Fund, Tax-Exempt Intermediate Bond Fund, Missouri Tax-Exempt Bond Fund, U.S. Government Income Fund, Strategic Income Fund, Balanced Income Fund, Balanced Growth Fund, Growth and Income Fund, Equity Income Fund, Relative Value Fund, Equity Index Fund, Special Growth Fund (to be renamed MidCap Core Equity Fund), Growth Fund (to be renamed Large Cap Core Equity Fund), Large Cap Growth Fund, MidCap Index Fund, Science & Technology Fund, REIT Fund, MicroCap Fund, Small Cap Aggressive Growth Fund, Emerging Growth Fund (to be renamed Small Cap Core Equity Fund), Small Cap Index Fund, Core International Equity Fund (to be renamed International Growth Fund), International Equity Fund (to be renamed International Value Fund) and Global Equity Fund (the "Non-Money Market Funds") (the "Series A Plans"), and pursuant to a Distribution and Services Plan and a Services Plan applicable to the Series B shares of the Non-Money Market Funds (the "Series B Plan"), (the Institutional Plan, the Y Plan, the Series A Plans and the Series B Plans being referred to herein collectively, as the "Plans"), and (ii) any other incremental expenses subsequently identified that should be properly allocated to one series so long as any subsequent changes in expense allocations are reviewed and approved by a vote of the Board of Directors, including a majority of the independent directors; (b) the fact that the series shall vote separately with respect to a Fund's Plans and any matter submitted to shareholders relating to series expenses; (c) the different exchange privileges of the series of shares; (d) the designation of each series of shares of a Fund; (e) the front-end sales load applicable to the Series A shares and the contingent deferred sales load applicable to the Series B shares; (f) the conversion feature of the Series B shares and (g) the different shareholder services relating to a series of shares.

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B.   Distribution Arrangements, Expenses and Sales Charges
     -----------------------------------------------------

     1.   Non-Money Market Funds

          a.     Series A Shares

          Series A shares of the Non-Money Market Funds shall be offered to the general public and shall be subject to a shareholder servicing and/or distribution fee payable pursuant to the Series A Plans which shall not initially exceed 0.25% (on an annual basis) of the average daily net assets attributable to the outstanding Series A shares of the Non-Money Market Funds. Series A shares of the Balanced Income Fund, Balanced Growth Fund, Growth and Income Fund, Equity Income Fund, Relative Value Fund, Equity Index Fund, Special Growth Fund (to be renamed Mid Cap Core Equity Fund), Growth Fund (to be renamed Large Cap Core Equity Fund), Large Cap Growth Fund, Mid Cap Index Fund, Science & Technology Fund, REIT Fund, Micro Cap Fund, Small Cap Aggressive Growth Fund, Small Cap Index Fund, Emerging Growth Fund (to be renamed Small Cap Core Equity
Fund), Core International Equity Fund (to be renamed International Growth Fund) and International Equity Fund (to be renamed International Value Fund) shall be further subject to a sales charge which shall not initially exceed 5.5% of the offering price of the Series A shares of those Funds (subject to the reductions and exemptions described in the prospectus for such shares, as amended and supplemented from time to time). Series A shares of the Short-Term Bond Market Fund (to be renamed Short-Term Bond Fund), Intermediate Bond Market Fund (to be renamed Intermediate Bond Fund), Bond IMMDEX(TM) Fund, Aggregate Bond Fund, National Municipal Bond Fund, Tax-Exempt Intermediate Bond Fund, Missouri Tax-Exempt Bond Fund and U.S. Government Income Fund shall be further subject to a sales charge which shall not initially exceed 4.00% of the offering price of the Series A shares of those Funds (subject to the reductions and exemptions described in the prospectus for such shares, as amended or supplemented from time to time). Series A shares of the Global Equity Fund shall be further subject to a sales charge which shall not initially exceed 1.50% of the offering price of Series A shares of that fund (subject to the reductions and exemptions described in the prospectus for such shares, as amended or supplemented from time to time).

          Shareholder services under the Plans for Series A shares may include:
(i) processing dividend and distribution payments; (ii) providing information periodically to customers showing their positions in Series A shares; (iii) arranging for bank wires; (iv) responding to customer inquiries relating to the services performed by shareholder service organizations; (v) providing subaccounting with respect to Series A shares beneficially owned by customers or the information necessary for subaccounting; (vi) forwarding shareholder communications (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to customers;
(vii) processing exchange and redemption requests from customers and placing net exchange and redemption orders with the Company's service contractors; (viii) assisting customers in changing dividend options, account designations and addresses; and (ix) and such other services as may be reasonably requested to the extent permitted under applicable statutes, rules and regulations. Distribution services under the Distribution and Services Plan for Series A shares may include assistance by broker/dealers in forwarding sales literature and advertising to customers.

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          b.     Series B Shares

          Series B shares of the Non-Money Market Funds (except Series B shares of the Global Equity Fund which will not be offered initially) shall be offered to the general public and shall be subject to a shareholder servicing and/or distribution fee payable under the Distribution and Services Plan and/or the Services Plan adopted with respect to the Series B shares, each on the terms set forth in the applicable Fund's prospectus, as amended or supplemented from time to time.

          If a shareholder redeems Series B shares which have been held for less than the time period specified in the applicable prospectus following the time of purchase, a deferred sales charge, on the terms set forth in the applicable prospectus, as amended or supplemented from time to time, shall be imposed at the time of redemption of such Series B shares. The deferred sales charge may be waived in the circumstances set forth in the applicable prospectus.

          Shareholder services under the Series B Plans may include: (i) processing dividend and distribution payments; (ii) providing information periodically to customers showing their positions in Series B shares; (iii) arranging for bank wires; (iv) responding to customer inquiries relating to the services performed by shareholder service organizations; (v) providing subaccounting with respect to Series B shares beneficially owned by customers or the information necessary for subaccounting; (vi) forwarding shareholder communications (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend or distribution and tax notices) to customers;
(vii) processing exchange and redemption requests from customers and placing net exchange and redemption orders with the Company's service contractors; (viii) assisting customers in changing dividend options, account designations and addresses; and (ix) and such other services as may be reasonably requested to the extent permitted under applicable statutes, rules and regulations. In addition, distribution services may be provided under the Distribution and Services Plan for the Series B shares, as described in the applicable prospectus, as amended or supplemented from time to time.

          c.     Institutional Shares

          Institutional shares of the Non-Money Market Funds initially shall be offered to (i) certain trust, agency or custodial accounts opened through Firstar Bank, N.A., (ii) all employer-sponsored qualified retirement plans other than those serviced by certain external organizations who have service agreements with Firstar Mutual Fund Services, LLC ("Firstar") or its affiliates, and other than plans administered by Firstar with assets less than $1 million at the time Firstar begins plan administration (but including plans administered by Firstar which owned Institutional shares prior to June 18, 1999) (plans administered by Firstar with assets less than $1 million at the time Firstar begins plan administration will become eligible for Institutional shares as described in the Statement of Additional Information from time to time); (iii) all clients of Firstar Investment Research & Management Company, LLC and (iv) those purchasing through certain broker-dealers who have agreed to provide certain services with respect to shares of the Non-Money Market Funds, including TD Waterhouse. Institutional shares shall be offered without a sales charge and shall not be subject to a shareholder servicing and/or distribution fee payable pursuant to the Plans.

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          d.     Y Shares

          Y shares of the Non-Money Market Funds initially shall be offered to financial institutions (including Firstar Bank, N.A.) acting on behalf of discretionary and non-discretionary accounts for which they do not receive account-level asset-based management fees. Y shares shall be subject to a shareholder servicing fee payable under the Services Plan adopted with respect to the Y shares on the terms set forth in the applicable Fund's prospectus, as amended or supplemented from time to time. Y shares are not subject to a sales charge.

          Shareholder services under the Service Plans for Series Y shares may include: (i) processing dividend and distribution payments; (ii) providing information periodically to customers showing their positions in Series Y shares; (iii) arranging for bank wires; (iv) responding to customer inquiries relating to the services performed by shareholder service organizations; (v) providing subaccounting with respect to Series Y shares beneficially owned by customers or the information necessary for subaccounting; (vi) forwarding shareholder communications (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to customers; (vii) processing exchange and redemption requests from customers and placing net exchange and redemption orders with the Company's service contractors; (viii) assisting customers in changing dividend options, account designations and addresses; (ix) and such other services as may be reasonably requested to the extent permitted under applicable statutes, rules and regulations.

     2.   Money Market Funds

          a.     Series A Shares

          Series A shares of the Money Market Fund, U.S. Treasury Money Market Fund, U.S. Government Money Market Fund, Tax-Exempt Money Market Fund, Ohio Tax-Exempt Money Market Fund (the "Money Market Funds") shall be offered to institutional investors and the general public and shall be subject to a shareholder servicing and/or distribution fee payable pursuant to the Series A Plans each of which shall not initially exceed 0.25% (on an annual basis) of the average daily net assets attributable to Series A shares of the Money Market Funds. The Institutional Money Market Fund shall be subject to a shareholder servicing fee payable pursuant to the Series A Servicing Plan only which shall not exceed 0.25% (on an annual basis) of the average daily net assets attributable to Series A shares of the Institutional Money Market Fund. Series A shares of the Money Market Funds and of the Institutional Money Market Fund shall not be subject to a sales charge.

          b.     Series B Shares

          The Company shall not initially offer Series B shares for the Money Market Funds.

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          c.     Institutional Shares

          Institutional shares of the U.S. Treasury Money Market Fund, U.S. Government Money Market Fund, Tax-Exempt Money Market Fund and Ohio Tax-Exempt Money Market Fund initially shall be offered to (i) all trust, agency or custodial accounts opened through Firstar Bank, N.A., (ii) all clients of Firstar Investment Research and Management Company, LLC, and (iii) [all employer-sponsored qualified retirement plans other than those serviced by certain external organizations who have service agreements with Firstar Mutual Fund Services, LLC ("Firstar") or its affiliates, and other than plans administered by Firstar with assets less than $1 million at the time Firstar begins plan administration (but including plans administered by Firstar which owned Institutional shares prior to June 18, 1999) (plans administered by Firstar with assets less than $1 million at the time Firstar begins plan administration will become eligible for Institutional shares as described in the Statement of Additional Information from time to time)]. Institutional shares shall be subject to a shareholder servicing fee payable pursuant to the Services Plan which shall not initially exceed 0.25% (on an annual basis) of the average daily net assets attributable to Institutional shares of the U.S. Treasury Money Market Fund, U.S. Government Money Market Fund, Tax-Exempt Money Market Fund and Ohio Tax-Free Money Market Fund. Institutional shares of the U.S. Treasury Money Market Fund, U.S. Government Money Market Fund, Tax-Exempt Money Market Fund and Ohio Tax-Free Money Market Fund shall not be subject to a sales charge.

          d.     Y Shares

          The Company shall not initially offer Y shares for the Money Market Funds.

C.   Exchange Privileges
     -------------------

     1.   Series A Shares

          Series A shareholders initially shall be generally permitted to exchange their shares in a Fund for Series A shares of other Funds of the Company without charge or commission by the Fund (except a wire redemption fee which may be waived). A sales charge shall be imposed on the exchange, in accordance with the regulations of the Commission, if the shares of the Fund being acquired have a sales charge and the shares being redeemed were purchased without a sales charge. The exchange privilege does not initially apply to shares of the Institutional Money Market Fund.

     2.   Series B Shares

          Series B shareholders initially shall be generally permitted to exchange their shares for Series B shares of another Fund offered by the Company without paying any exchange fee or contingent deferred sales charge at the time the exchange is made, but a deferred sales charge may be payable upon subsequent redemption of the Series B shares acquired on exchange as provided in the Funds' prospectuses from time to time.

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     3.   Institutional Shares

          Institutional shareholders initially shall be generally permitted to exchange their shares for Institutional shares of another Fund offered by the Company without paying any exchange fee or contingent deferred sales charge at the time the exchange is made.

     4.   Y Shares

          Y shareholders initially shall be generally permitted to exchange their shares for Y shares of another Fund offered by the Company without paying any exchange fee or contingent deferred sales charge at the time the exchange is made.

D.   Shareholder Services
     --------------------

     1.   Periodic Investment Plan
          ------------------------

          a.     Series A and B Shares

          Series A and B shares of the Funds shall initially offer a periodic investment plan whereby a shareholder may automatically make purchases of shares of a Fund on a regular, periodic basis.

          b.     Institutional Shares

          The Company shall not initially offer Institutional shares a periodic investment plan.

          c.     Y Shares

          The Company shall not initially offer Y shares a periodic investment plan.

     2.   Convertifund(TM) Transactions

          a.     Series A Shares

          Series A shall initially permit shareholders to effect Convertifund(TM) transactions whereby a Series A shareholder may invest proceeds, including dividend distributions, capital gain distributions and systematic withdrawals, from one account to another account of the Series A shares of the Company. Convertifund(TM) transactions may be used to invest funds from a regular account to another regular account, from a qualified plan to another qualified plan account or from a qualified plan account to a regular account.

          b.     Series B Shares

          Series B shares shall initially permit shareholders to effect Convertifund(TM) transactions whereby a Series B shareholder may invest proceeds, including dividend

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distributions, capital gain distributions and systematic withdrawals, from one account to another account of the Series B shares of the Company.
Convertifund(TM) transactions may be used to invest funds from a regular account to another regular account, from a qualified plan to another qualified plan account or from a qualified plan account to a regular account.

          c.     Institutional Shares

          The Company shall not initially offer Institutional shares the Convertifund(TM) transaction service.

          d.     Y Shares

          The Company shall not initially offer Y shares the Convertifund(TM) transaction service.

     3.   Systematic Withdrawal Plan

          a.     Series A and B Shares

          Series A and B shares shall initially offer a systematic withdrawal plan which allows a shareholder to designate a fixed sum to be distributed to the shareholder or as otherwise directed at regular intervals.

          b.     Institutional Shares

          The Company shall not initially offer Institutional shares a systematic withdrawal plan.

          c.     Y Shares

          The Company shall not initially offer Y shares a systematic withdrawal plan.

E.   Conversion Features
     -------------------

     1.   Series A Shares

          The Company shall not initially offer a conversion feature to holders of Series A shares.

     2.   Series B Shares

          Series B shares, including Series B shares issued upon exchange of or reinvestment of distributions from such Series B shares, shall automatically convert to Series A shares of the same Fund such period after purchase as shall be specified in the applicable prospectus, as amended or supplemented from time to time.

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     3.   Institutional Shares

          The Company will not initially offer a conversion feature to holders of Institutional shares.

     4.   Y Shares

          The Company will not initially offer a conversion feature to holders of Y shares.

F.   Methodology for Allocating Expenses Among Series
     ------------------------------------------------

          In allocating expenses, a determination shall be made as to which expenses are series level and which expenses are Fund level. Expenses that are treated as series level expenses under this Plan will be borne by a Fund's respective series. Fund level expenses will be allocated daily to the respective shares classes in accordance with Rule 18f-3(c) as now or hereafter in effect, subject to the oversight of the Board of Directors.


Revised:  June 16, 2000

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